Exhibit 10.1

IPC THE HOSPITALIST COMPANY, INC.

NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated

Effective as of March 19, 2008

(as amended on May 26, 2011)

SECTION 1

Purpose

The purpose of IPC The Hospitalist Company, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of IPC The Hospitalist Company, Inc. (the “Company”), and its Subsidiaries and Affiliates with an opportunity to purchase shares of Stock through payroll deduction. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan was originally approved by the Board of Directors on January 10, 2008, and has been amended and restated effective on March 19, 2008 (the “Effective Date”).

SECTION 2

Definitions

The following words have the following meanings unless a different meaning is plainly required by the context.

2.1 “Affiliate” means any entity that is an affiliate of the Company, as determined by the Board, in its sole discretion.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Compensation” means an Employee’s salary, wages, commissions, overtime and bonuses from the Company and all Subsidiaries and Affiliates, and shall exclude, without limitation, stock-based compensation, other equity and non-equity incentive compensation, perquisites, employee benefits, severance pay and any and all other forms of compensation.

2.4 “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Subsidiary or Affiliate, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

2.5 “Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.

2.6 “Custodian” means the custodian for the Plan appointed by the Plan Administrator.

2.7 “Employee” means any person, including an officer, who is an employee of the Company or a Subsidiary or Affiliate and whose customary employment is at least twenty (20) hours per week and who will have completed at least 4 years of Continuous Status as an Employee prior to the start of the Offering Period. Upon reinstatement of Employee following a termination or interruption in service, if agreed to in writing by the Company prior to such reinstatement, such prior service shall be considered in the calculation of Continuous Service.

2.8 “Exercise Date” means the last business day of each Offering Period of the Plan.

2.9 “Fair Market Value” means, as of any applicable date, the closing sales price for one share of Stock on such date as reported on the Nasdaq National Market or, if the foregoing does not apply, on such other market system or stock exchange on which the Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of the Stock was reported on such date.

2.10 “Offering Date” means the first business day of each Offering Period of the Plan.

2.11 “Offering Period” means a period of twelve (12) months commencing on the January 1 of each year, except as otherwise set forth in the Plan or determined by the Plan Administrator, provided, however, that the first Offering Period shall be a period of six (6) months commencing July 1, 2008.

2.12 “Participant” means an Employee who has elected to participate in the Plan for an Offering Period by completing a subscription agreement in accordance with Section 5.1.

2.13 “Plan Administrator” means the Committee appointed by the Board to administer the Plan, as described in Section 12.

2.14 “Rule 16b-3” means Rule 16b-3, promulgated by the United States Securities Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time, together with any successor rule.

2.15 “Section 16b” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

2.16 “Section 16b Person” means a Participant in the Plan who is subject to potential liability under Section 16(b) with respect to transactions involving equity securities of the Company.

2.17 “Stock” means the Common Stock, par value $0.001, of the Company.

2.18 “Subsidiary” means an entity that is a “subsidiary corporation” within the meaning of Sections 423(a)(2) and 424(f) of the Code.

SECTION 3

Eligibility

3.1 General Rule. Any person who is an Employee on the Offering Date of a given Offering Period and has met the service requirements shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5.1.

SECTION 4

Offering Period

4.1 The Plan shall generally be administered with respect to consecutive Offering Periods with a new Offering Period commencing on or about each January 1 or at such other time or times as may be determined by the Plan Administrator. The first Offering Period will be a six (6) month period selected by the Plan Administrator in its sole discretion commencing on or after July 1, 2008.

4.2 The Plan Administrator shall have the power to change the duration and/or frequency of an Offering Period with respect to future offerings without stockholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

SECTION 5

Participation

5.1 An Employee shall become a Participant in the Plan by completing a subscription agreement provided by the Plan Administrator, which authorizes payroll deductions in an annual minimum amount of $500 and an annual maximum amount of $10,000, in $500 increments Such amount shall be withheld in substantially equal installments as a payroll deduction and paid as such Employee’s Contribution to the Plan. The subscription agreement must be submitted as required by the Company at least sixty (60) days, or such other period as determined by the Plan Administrator, prior to the applicable Offering Date. The Employee shall remain enrolled for the entire Offering Period of the Plan at the designated payroll deduction amount, unless the Employee withdraws from the Plan as provided in Section 10 or suspends or reduces the rate of his or her payroll deduction as provided in Section 6.2.

5.2 With respect to each Offering Period to which the subscription agreement is applicable, payroll deductions begin on the first payroll date following the applicable Offering Date and end on the last payroll paid prior to the Exercise Date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.

SECTION 6

Method of Payment of Contributions

6.1 Payroll deductions shall be made on each of the regular biweekly paydays during the Offering Period, on an after-tax basis, in an annual amount between $500 and $10,000, in whole number increments as elected by the Participant, as a deduction from his or her Compensation otherwise payable on each such payday, plus an amount equal to payroll tax deposits that will be required with respect to the exercise for such Offering Period as determined by the Plan Administrator. All payroll deductions made by a Participant shall be credited as Contributions to his or her account under the Plan or reported as payroll tax deposits or other required payments. Each Participant’s account under the Plan is unfunded and is maintained solely for recordkeeping purposes. A Participant may not make any payments into the account other than Contributions made through payroll deductions, may not make Contributions in excess of his or her Compensation for such pay period and no deductions shall be made on special paydays for bonus or other compensation purposes.

6.2 A Participant may discontinue his or her participation in the Plan, as provided in Section 10, or may suspend or reduce the dollar amount of his or her payroll deduction during an Offering Period by completing and filing with the Plan Administrator or Custodian a new authorization for payroll deduction, provided that the Plan Administrator may, in its sole discretion, impose reasonable restrictions on the ability of Participants to change the rate of payroll deductions and the timing and effective date of such changes.

6.3 Notwithstanding, the foregoing, to the extent necessary to comply with applicable law, a Participant’s payroll deductions may be automatically decreased to zero percent (0%) at any time during the Offering Period.

6.4 No interest shall accrue on the Contributions (or payroll tax deposits) of a Participant in the Plan.

6.5 All Contributions (and payroll tax deposits) received or held by the Plan Administrator under the Plan may be used by the Company for any corporate purpose, and neither the Plan Administrator nor the Company shall be obligated to segregate such Contributions (or payroll tax deposits).

SECTION 7

Grant of Option

7.1 Each Participant in the Plan in an Offering Period shall be granted, on the Offering Date during such Offering Period, an option to purchase shares of Stock on the Exercise Date during such Offering Period with the Contributions accumulated prior to such Exercise Date. Notwithstanding the foregoing, to the extent that the Plan Administrator determines necessary for an exemption from Section 16(b) to be available, each such grant to a Section 16 Person shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable.

7.2 The number of full shares of Stock that may be purchased on an Exercise Date shall be determined by dividing such Participant’s total Contributions accumulated prior to such Exercise Date and credited to the Participant’s account as of the Exercise Date by the Purchase Price on the Offering Date (as defined in Section 7.3 below). The number of full shares of Stock that may be purchased shall not be increased during the Offering Period. Notwithstanding the foregoing, such purchase shall be subject to the limitations set forth in Section 11 hereof.

7.3 With respect to a specific Offering Period, the Purchase Price for each share of Stock purchased under the Plan shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Stock at the Offering Date (“the Offering Date Price”) and (ii) eighty-five percent (85%) of the Fair Market Value of a share of Stock at the Exercise Date (the “Exercise Date Price”). If the Exercise Date Price is less than Offering Date Price, Contributions equal to the number of full shares of Stock (determined in accordance with Section 7.2 above) multiplied by the excess of Offering Date Price over the Exercise Date Price shall be refunded to the Participant, together with any applicable payroll tax deposits or other withholdings on such excess. Any such refund shall be made to the Participant no later than thirty (30) days after the applicable Exercise Date.

SECTION 8

Exercise of Option

8.1 Unless the Participant withdraws from the Plan as provided in Section 10, the Participant’s option for the purchase of Stock shall be exercised automatically on the Exercise Date of the Offering Period at the Purchase Price with the accumulated Contributions credited to his or her account, less any amounts refunded as described in Section 7.3 above.

8.2 The shares of Stock purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date.

8.3 The maximum number of shares of Stock shall be determined based on the Purchase Price and the accumulated Contributions credited to the Participant’s account in accordance with Section 7. No fractional shares are permitted to be purchased under the Plan. Any Contributions for an Offering Period credited to a Participant’s account which are not sufficient to purchase a full share of Stock on the Exercise Date of such Offering Period shall be refunded to the Participant no later than thirty (30) days after the applicable Exercise Date.

8.4 During a Participant’s lifetime, the option to purchase shares of Stock hereunder shall be exercisable only by the Participant.

SECTION 9

Custodian; Delivery of Stock

9.1 All shares of Stock purchased on behalf of a Participant as of an Exercise Date of the Offering Period shall be credited to the Participant’s account maintained by the Custodian. Dividends payable with respect to shares of Stock credited to a Participant’s account shall be paid directly to the Participant at his or her most recent address of record.

9.2 The Plan Administrator will direct the Custodian to distribute to the Participant any whole shares of Stock that have been credited to the Participant’s account and cash equal to the Fair Market Value of any fractional share then credited to such Participant’s account, as soon as practicable following the earlier of (i) the Plan Administrator’s receipt of the Participant’s written request for such distribution or (ii) the date the Participant ceases to participate in the Plan in accordance with Section 10.2 of the Plan. Notwithstanding the foregoing, in the event the Participant ceases to participate in the Plan due to the death of the Participant, shares of Stock credited to such Participant’s account, and cash equal to the Fair Market Value of any fractional share then credited, shall be distributed to the person or persons entitled thereto under Section 13 as soon as practicable following the Plan Administrator’s receipt of proof of the Participant’s death.

SECTION 10

Voluntary Withdrawal; Termination of Employment

10.1 A Participant may withdraw all, but not less than all, of the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to an Exercise Date by giving written notice to the Plan Administrator or Custodian of withdrawal from the Plan. If the Participant withdraws from the Plan, all of the Participant’s Contributions credited to his or her account and any related payroll tax deposits shall be paid to the Participant as promptly as practicable after receipt of the notice of withdrawal, and his or her option for such Offering Period shall be automatically canceled and no further payroll deductions for the purchase of Stock shall be made for such Participant during such Offering Period and subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with Section 5.

10.2 Upon termination of the Participant’s Continuous Status as an Employee prior to an Exercise Date of an Offering Period or during an Offering Period in which the Employee is a Participant for any reason, including, without limitation, retirement or death, he or she shall be deemed to have elected to withdraw from the Plan, and all Contributions credited to his or her account shall be returned to him or her, in cash, as promptly as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 13, and the Participant’s option to purchase Stock shall be automatically canceled.

10.3 A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company, in accordance with the applicable terms and conditions of such plan.

SECTION 11

Stock

11.1 Subject to adjustment, at the sole discretion of the Plan Administrator, in the event of changes in the capitalization of the Company as described in Section 15 and effective upon approval by the stockholders of the Company, the maximum aggregate number of share of Stock that may be issued under the Plan shall be 306,250 shares and shall consist of authorized but unissued shares of Stock.

11.2 If the total number of shares of Stock subject to options granted pursuant to Section 7 exceeds the number of shares of Stock available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares of Stock remaining available for option grant in a practical and equitable manner. In such event, the Plan Administrator shall give written notice to each affected Participant stating the reduction of the number of shares of Stock due to the adjustment and shall return to each affected Participant any excess Contributions and related payroll tax deposits credited to such Participant’s account as soon as practicable after the affected Exercise Date of such Offering Period.

11.3 A Participant shall have no interest or voting rights in shares of Stock covered by his or her option until such option has been exercised.

11.4 Shares of Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

11.5 Shares of Stock purchased under the Plan may, at the sole discretion of the Plan Administrator, be subject to restrictions on subsequent resale.

SECTION 12

Administration

12.1 Subject to Section 12.2, the Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom shall be member of the Board who satisfy the requirements to qualify as “non-employee directors” under Rule 16b-3.

12.2 Except as set forth in this Section 12.2, the Committee may delegate, to the fullest extent permitted under applicable law, to the Chief Operating Officer and/or the Chief Financial Officer of the Company any or all of the authority of the Committee with respect to the administration of the Plan. Notwithstanding the foregoing, the Committee, unless otherwise determined by the Board, shall have full power to adopt, amend and rescind any rules as deemed appropriate and consistent for the administration of the Plan.

12.3 The Plan Administrator shall construe and interpret the Plan in its sole and absolute discretion, and make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may delegate to any agents such duties and powers as it deems appropriate, by an instrument in writing that specifies which duties are so delegated and to whom each such duty is so delegated.

12.4 The administration, interpretation or application of the Plan by the Plan Administrator and all determinations by the Plan Administrator with respect to the Plan shall be final, conclusive and binding upon all Employees and Participants and all other persons interested or claiming an interest under the Plan.

SECTION 13

Designation of Beneficiary

13.1 A Participant may file a written designation of a beneficiary who is to receive Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or Stock are held for his or her account. Any such designation shall not be effective until filed with the Plan Administrator. Any such designation of a beneficiary may be changed by the Participant at any time by written notice filed with the Plan Administrator.

13.2 In the event of the death of a Participant and in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Plan Administrator shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its sole discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant. If no spouse, dependent or relative is known to the Plan Administrator, the Plan Administrator, in its sole discretion, may deliver such cash and/or Stock to such other person as the Plan Administrator may reasonably designate.

SECTION 14

Transferability

14.1 Neither Contributions credited to a Participant’s account (nor related payroll tax deposits) nor any rights with regard to an option to purchase shares of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 13) by the Participant.

14.2 Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw in accordance with Section 10.

SECTION 15

Adjustments Upon Changes in Capitalization; Corporate Transactions

15.1 In the event that a dividend shall be declared upon the Stock payable in shares of Stock, the number of shares of Stock then subject to any option and the number of shares of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option shall be adjusted, at the sole discretion of the Plan Administrator, by adding to each share the number of shares which would be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such Stock dividend. In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of share of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Stock then subject to any option and for each share of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, as determined by the Plan Administrator, in its sole discretion.

15.2 In the event that there shall be any change, other than as specified in the first paragraph of Section 15.1 hereof, in the number or kind of outstanding shares of Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Plan Administrator shall, in it sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Plan Administrator and shall be effective and binding for all purposes of the Plan and of each option.

15.3 In the case of any substitution or adjustment in accordance with the provisions of this Section 15, the option price in each option for all Stock covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such Stock or to which such Stock shall have been adjusted in accordance with the provisions of this Section 15.

15.4 No adjustment or substitution provided for in this Section 15 shall require the Company to issue a fractional share under any option.

15.5 In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its sole discretion, may accelerate the exercise of each option and/or terminate the same.

SECTION 16

Amendment or Termination

16.1 The Board may at any time and for any reason terminate or amend the Plan in whole or in part. Except as provided in Section 15, no such termination may affect options to purchase shares previously granted. Except as provided in Section 15, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. In addition, to the extent necessary, but only to such extent, to comply with applicable law or the rules of any exchange on which the Stock is listed, the Company shall obtain stockholder approval of an amendment in such a manner and to such a degree as so required.

SECTION 17

Notices

17.1 All notices or other communications by a Participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

SECTION 18

Conditions Upon Issuance of Shares

18.1 Shares of Stock shall not be issued with respect to an option to purchase, unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

18.2 As a condition to the exercise of an option, the Plan Administrator may require the Participant exercising such option to represent and warrant at the time of such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

SECTION 19

Term of Plan

19.1 The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 16.